Form N-SAR, Sub-Item 77D
Policies with respect to security investments

Nuveen Concentrated Core Fund
Nuveen Core Dividend Fund
Nuveen Equity Market Neutral Fund
Nuveen Large Cap Core Fund
Nuveen Large Cap Core Plus Fund
Nuveen Large Cap Growth Fund
Nuveen Large Cap Value Fund
       (formerly, Nuveen Multi-Manager Large-Cap Value Fund)
Nuveen Intelligent Risk Conservative Allocation Fund
Nuveen Intelligent Risk Growth Allocation Fund
Nuveen Intelligent Risk Moderate Allocation Fund

Each a Series of Nuveen Investment Trust (the  Trust )
811-07619

On October 1, 2014, notifications of each Funds changes in investment policy for the funds in the above-referenced Trust were filed on Form 497
(supplement) to the Funds Statement of Additional
Information (SAI) dated December 31, 2013, as supplemented. A copy of the supplement is contained in the Form 497 filing on October 1, 2014, accession number 0001193125-14-359780 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.

Such supplement implemented the policy changes passed by the required vote of the shareholders at shareholder meetings held August 5, adjourned to August 15, and for Nuveen Core Dividend Fund, to
September 19, 2014.